UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 3, 2021

(Date of earliest event reported)

 ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Waltham, MA 02451
(Principal Executive Office)
(781) 810-0120

Telephone Number: (781) 810-0120

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETTX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2.    Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 3, 2021, Entasis Therapeutics Holdings Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a wholly owned subsidiary of Innoviva, Inc. (together with such subsidiary, “Innoviva”), pursuant to which the Company agreed to issue and sell to Innoviva, in a private placement, up to 10,000,000 newly issued shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to 10,000,000 shares of Common Stock, with an exercise price per share of $2.00 (the “Private Placement”). The Warrants will be exercisable immediately at an exercise price of $2.00 per share and will have a five-year term. Each share of Common Stock and each Warrant will be issued and sold together at price per unit of $2.00.

The Private Placement will occur in two tranches. At the first closing, which occurred on May 3, 2021 (the “First Closing”), Innoviva purchased 3,731,025 shares of Common Stock and Warrants to purchase 3,731,025 shares of Common Stock for an aggregate purchase price of approximately $7.5 million. At the closing of the second tranche (the “Second Closing”), subject to satisfaction of certain closing conditions, including the Company’s stockholders’ voting in favor of the transaction as required by applicable Nasdaq listing standards, Innoviva will purchase the remaining 6,268,975 shares of Common Stock and 6,268,975 Warrants for an aggregate purchase price of approximately $12.5 million.

The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $20 million, before deducting transaction expenses, and excluding proceeds (if any) received in connection with the exercise of any Warrants. At the effective time of the Second Closing, assuming the exercise of all of the Warrants, Innoviva will hold approximately 75.5 % of the Company’s outstanding Common Stock.

The Securities Purchase Agreement contains customary representations and warranties as well as certain operating covenants applicable to the Company until the Second Closing. The Second Closing is expected to close in the second quarter of 2021, subject to the satisfaction of certain closing conditions referenced above.

Registration Rights Agreements

On May 3, 2021, the Company and Innoviva entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company must prepare and file with the Securities and Exchange Commission (the “SEC”), a registration statement with respect to resales of the shares of Common Stock and shares of Common Stock underlying the Warrants purchased by Innoviva under the Securities Purchase Agreement.

The foregoing descriptions of the Warrants, Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is incorporated herein by reference. The Private Placement was made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Innoviva represented in the Securities Purchase Agreement that it was, on the date of entry into the Securities Purchase Agreement, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 8.01	Other Events.

On May 3, 2021, the Company issued a press release announcing the transaction and the completion of the First Closing. The full text of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

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Forward-Looking Statements

Any statements in this Current Report about the Company’s future expectations, plans and prospects, including statements about the expected Second Closing and other statements containing the words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: whether the conditions for the closings of the Private Placement will be satisfied; competitive factors; general economic and market conditions and the risks more fully described in the Company’s filings with the SEC, including the section titled “Risk Factors” contained therein. Forward-looking statements contained in this Current Report are made as of this date, and except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant Certificate.
10.1	Securities Purchase Agreement, dated May 3, 2021, by and between the Company and Innoviva.
10.2	Form of Registration Rights Agreement.
99.1	Press Release dated May 3, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

Date: May 3, 2021	By:	/s/ Michael Gutch, Ph.D.
Name: Michael Gutch, Ph.D.
Title: Chief Financial Officer and Chief Business Officer

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